Exhibit 10 (r)

                        MANAGEMENT AND LEASING AGREEMENT

                                     between

                             BAYSHORE LANDING, LLC,
                       a Florida Limited Liability Company

                                       and

                               RCI BAYSHORE, INC.,
                              a Florida Corporation

                        MANAGEMENT AND LEASING AGREEMENT

                                    RECITALS

           THIS AGREEMENT, made as of the August 20, 2004, between BAYSHORE LANDING, LLC, a Florida limited liability company (the "Owner") and RCI BAYSHORE INC., a Florida corporation (the "Manager").

           Owner is the owner of that certain property located in Coconut Grove, Florida and known as "BAYSHORE LANDfNG," which includes a Marina ("Docks") and retail facility (exclusive of any restaurants) ("Building") (collectively, the "Property"). Manager desires to be engaged to manage and lease the Property and Owner has agreed to appoint Manager to manage and lease the Property under the terms and conditions herein contained.

                                    ARTICLE I
                              ENGAGEMENT OF MANAGER
                           AND RENTAL RESPONSIBILITYS

       1.1 Engagement as Manager. Owner hereby engages the Manager as an independent contractor to operate and manage the Property, and the Manager hereby accepts such engagement, all on the terms and conditions and subject to the limitations and restrictions hereinafter provided. As hereinafter set forth, Manager's duties shall also involve construction and other duties related to the development of the Property.

       1.2 Engagement as Leasing Agent. Owner hereby grants to Manager the exclusive right to act as Owner's agent in connection with leasing of the Property during the term of this Agreement and Manager agrees to use reasonable efforts to effect the leasing of the Property in a manner consistent with such exclusive engagement.

                                   ARTICLE II
                                DUTIES OF MANAGER

       2.1 Leasing. Subject to the limitation set forth in the last paragraph of this Section 2. 1 , Manager shall do, accomplish and complete, or cause to be done, accomplished and completed, all services necessary for the leasing of any available space in the Building, the Docks, and/or any other rentable facilities to tenants who are, to the best of Manager's knowledge, creditworthy and responsible, including, but not limited to the following activities:

         (a) make proposals at appropriate times for the modification of the approved leasing guidelines previously approved by Owner;

         (b) implement the leasing guidelines approved by Owner and the promotional plan approved by Owner for (i) the procurement of prospective tenants and negotiation of proposed lease with such prospective tenants, and (ii) the advertisement of the Property and the preparation of rental signs, circular matters and such other forms of advertising as are outlined in the promotional plan approved by Owner;

         (c) negotiate and prepare (or cause to be prepared) all leases, amendments thereto and modifications thereof for the Building (collectively the "Lease Documents") from a standard form approved by Owner, an submit all Lease Documents to Owner for its review. All Lease Documents shall be subject to prior written approval by Owner and no Lease Document shall be binding on or enforceable against Owner unless Owner shall execute the same. In no event shall Manager have authority to execute Lease Documents for the Building on behalf of the Owner;

         (d) negotiate and prepare (or cause to be prepared) all leases and other agreements for the use and occupancy of the Docks ("Dock Leases") from a standard form approved by Owner. Owner's consent shall not be required for Dock Leases entered into by' Manager on Owner's behalf in the ordinary course of business at rates and on terms approved by Owner; and

         (e) secure, as fully as reasonably practicable, the compliance of tenants with the terms, covenants, and conditions of their leases, keep tenants informed of all rules and regulations affecting the Property, receive and promptly consider and handle service requests by tenants, and maintain systematic records showing the action taken with respect to each request. Manager shall not have the right, nor the obligation to initiate or maintain any legal or administrative proceedings on behalf of Owner without the prior approval of Owner.

       2.2 Employment of Personnel. Manager shall have the duty, subject to the limitations set forth in this Agreement, to investigate to a reasonable extent (except that Manager shall not be obligated to perform more than a limited investigation of employees who earn less than $1 2.00 per hour and do not handle any monies on a regular basis), hire, train, pay, supervise and discharge the personnel necessary to be employed in order to properly manage and operate the Property in accordance with obligations of Manager under this Agreement. The Property will be staffed on-site with the personnel consistent with current levels. Such personnel shall in every instance be deemed employees of Manager and not of Owner. Manager shall be responsible for the compensation (including all benefits of such employees and for all payroll taxes, F.I.C.A. and similar items) with respect to such employees. The compensation (including benefits) paid to employees of Manager shall not exceed the amount ordinarily paid to employees for similar work in the area where the Property is located, or such other amount authorized pursuant to an approved Budget (as defined in Section 4.
1), which Budget must exclude any compensation (including benefits) of any of Manager's officers or employees who do not work full time on the Property as well as any central office overhead or expense. Manager shall obtain, and maintain Worker's Compensation Insurance (including Employer's Liability Insurance) covering all employees of Manager employed in, on or about the Property, and provide statutory benefits as required by applicable state and federal laws with respect to Manager and Manager's employees.

Manager shall directly control the time and manner of the work and services to be performed by the employees of Manager, and Manager shall comply with all applicable federal, state and local laws, ordinances and regulations applicable to such employees. Manager shall make all necessary payroll deductions for disability and unemployment insurance, social security, withholding taxes and other applicable taxes, and prepare, maintain and file all necessary reports with respect to such taxes or deductions, and all other necessary statements and reports pertaining to labor employed by Manager on or about the Property. Notwithstanding the fact that personnel (other than Robert Christoph, Jr., Robert Chrsistoph or other staff member of manager located at Miami Beach) employed by Manager shall be considered operating expenses of the Property to the extent the same are included in the Budget approved by Owner or who are otherwise approved by Owner. In addition to the employees mentioned above, Robert Christoph, Jr. shall at all times act as a project manager (compensation to Robert Christoph, Jr. shall not be considered an operating expense of the Property but shall be paid by Manager out of the compensation paid to the Manager under Section 3 . 1 hereof). The on-site manager, dock master, dedicated leasing agent and other "key personnel" who report directly to Robert Christoph, Jr. must be approved by Owner and shall not be relocated by Manager without Owner's prior consent. Said employees shall be dismissed, if so requested by Owner at any time and from time to time.

     2.3 Service and construction Contracts. Manager shall negotiate on behalf of Owner contracts for water, electricity, gas, fuel, oil, telephone, vermin extermination, trash removal, and other services deemed by Manager to be necessary or advisable for the operation of the Property and for making of any improvements to the Property authorized by Owner (the latter contracts being referred to herein as "Construction Contracts"). All contracting professionals (including, without limitation, all engineers, consultants, attorneys and accountants), whose services are to be retained in respect of the Property may be designated by Owner at its discretion, and, in any event, shall be subject to Owner's approval before being hired by Manager. Manager shall also place orders in the name of Owner for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to properly maintain the Property, subject to any applicable limitation contained in this Agreement. Manager shall identify any contracts to be entered into or purchase or purchase orders to be placed with any partner, officer, employee, of Affiliate of Management. As used herein, the term "Affiliate" shall mean (x) any entity or person directly or indirectly controlling, controlled by, or under common control with, the Manager or any officer, director, or partner of Manager, (y) any entity or person owning or controlling 1 0% or more of the outstanding voting shares or interest in capital or profits of Manager shall obtain three (3) bids for all construction Contracts in excess of $25,000.00, although Manager shall not be obligated to hire the lowest bidder if Manager has reason for not doing so, and so advises Owner. Manager may execute on Owner's behalf any Construction Contract or other contract which, in either case, has received Owner's approval. Owner's approval with respect to Construction Contracts and other Contracts shall be required as follows:

         (a)      Construction Contracts

                  If a Construction Contract is for less than $100,00.00 and pertains to, or is a component of, a construction job with a total cost of less than $100,000.00 and which is included in the Budget approved by Owner,

                  Owner's   approval   shall   not  be   required.   All   other
                  Constructions Contracts must be approved by Owner.

         (b)      Service, supply and other contracts:

                  If a contract is for less than $100,000.00, is included in the Budget approved by Owner and is for a term of less than one
                  (1) year or is terminable with or without cause, upon no more than 30 days' notice. Owner's approval shall not be required. All other contracts shall be subject to Owner's approval.


     2.4 Maintenance and Repair of Property. Manager shall maintain the docks, the Building, appurtenances and grounds of the Property and other improvements thereon, in accordance with standards reasonably acceptable to Owner, including within such maintenance without limitation thereof, interior and exterior cleaning, painting, decorating, plumbing, carpentry and such other normal maintenance, and repair work as may be desirable; provided, however, the Manager's obligation and/or duty to maintain the Docks, the Building, appurtenances and grounds of the Property, and other improvements thereon, and the liability of Manager thereof shall be expressly limited hereby to the extent that the Owner provides sufficient funds for the satisfaction or discharge thereof or any expense to be incurred as a result thereof. For any individual item or repair or replacement, the expense must be specifically authorized in advance by Owner unless the item or repair or improvement was included in the Budget approved by the Owner, excepting, however, that emergency repairs immediately necessary for the preservation and safety of the Property or danger of life or property may be made by Manager without the approval of Owner, but Manager shall immediately notify Owner of any such emergency repairs.

     2.5 Insurance. Owner shall at its own cost and expense secure and maintain fire and extended coverage and boiler and machinery insurance insuring against physical damage to the Property, provided, however, that Owner may in its sole discretion self-insure the risks of physical damage to any of the Property.

         Owner shall, at its own cost and expense, secure and maintain comprehensive general liability insurance with limits of not less than $1,000,000.00 combined single limit coverage insuring against loss, damage or injury to persons or property that might arise out of the occupancy, management, or maintenance of the Property, and Manager shall be named as an additional insured on such liability coverage.

         Owner shall indemnify, defend, save and hold Manager harmless of, from and against any loss, damage, injury, liability, claim demand, cost (including attorneys' fees and expenses and court costs) or expense that arises out of or results from the making or enforcing of contracts and/or purchase orders entered into or placed in accordance with this Agreement or any directions or approvals given by Owner, except to the extent of any claim resulting from or arising out of Manager's gross negligence or willful or intentional misconduct (except for gross negligence or will misconduct undertaken at Owner's written direction). The foregoing shall survive the termination of this agreement.

         In the event of damage to the Property by fire or other casualty that is covered (or could have been covered) by a fire and extended coverage or other physical damage insurance policy readable available in the jurisdiction in which the Property is located and such fire or casualty is caused in whole or in part by acts or omissions or either party, its agents, servants, or employees, then the other party shall look solely to the proceeds of its own insurance policy (if any) for loss to its own property, and neither party nor any third party shall have any right of recovery against the other party or its agents, servants, or employees by way of subrogation, assignment or otherwise. If this waiver or subrogation provision must be disclosed to either party's insurer, or if such insurer must consent to the inclusion of the provision to enforce its policy with respect to this provision, each party agrees to make such disclosure and to use its best efforts to obtain such consent or endorsement. This provision shall apply with respect to any policies presently maintained or that may hereafter be acquired by either party hereto. In the event that the inclusion of this waiver of subrogation provision causes an increase in premiums for the physical damage insurance coverage for the parties, the increase shall be an operating expense of the Property.

         Upon the written request of the Owner, Manager shall promptly investigate and make a written report to such insurance companies (as have been previously disclosed in writing to Manager by Owner) and Owner as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Property, any damage or destruction to the Property and the estimated cost of repair thereof, and shall prepare any and all reports for any damage or destruction to the Property and the estimated cost of such insurance company (as has been previously disclosed in writing to Manager by Owner), in connection therewith. All such reports shall be timely filed with such insurance company (as has been previously disclosed in writing to Manager by Owner) as required under the terms of the insurance policy involved. Owner shall settle any and all claims against insurance arising out of any policies, and execute proofs of loss, adjust losses, sign receipts and collect monies, and Manager shall cooperate in connection therewith, as may be requested by Owner. Notwithstanding any other provision of this Agreement, Owner may self-insure any and all risks from physical damage to any of the Property.

     2.6 Collection of Monies. Manager shall collect all rents and other charges due from Buildings tenants, users of the Docks and, lessees of other facilities in the Property, and concessionaries of facilities in the Property and all other income derived from the operation and ownership of the Property. Owner authorizes Manager to request, demand and collect, and receive all such rent and other charges and (if and to the extent specifically authorized by owner in each case) to institute legal proceedings (in the name of, and as an expense reimbursable by, Owner) for the collection of such rent and other charges and for the dispossession of tenants and other persons from the Property, and such expense may include the engaging of counsel for any such matter, provided such counsel is approved and/or designated by Owner. All monies collected by Manager shall forthwith and be deposited in the separate bank account referred to in
Section 3.6 herein.

     2.7      Manager Disbursements.

         (a) Manager shall, from the funds collected and deposited, cause to be disbursed regularly and punctually and otherwise in accordance with the terms of this Agreement (1) Manager's compensation under Article III of this Agreement; (2) the actual, out-of-pocket costs and expenses otherwise reimbursable to Manager under this Agreement; (3) the amounts payable from time to time under any mortgage financing; (4) any amounts directed by Owner to be paid against any indebtedness relating to the Property; (5) the amount of all real estate taxes and other impositions levied by appropriate authorities which, if not escrowed with any lender, shall be paid upon specific written direction of Owner before penalty or interest begins to accrue thereon; (6) amounts otherwise due and payable as operating expenses of the Property authorized to be incurred under the terms of this Agreement;
                  (7) any amounts to be construction costs (as approved by Owner); and (8) amounts required to fund any reserve established by Owner; provided that Manager shall in no event make any disbursement of funds except to the extent such disbursement is provided for under the Budget approved by Owner or otherwise authorized in accordance with this Agreement. To the extent that available funds are insufficient to pay all the foregoing, collected funds shall be used by Manager to pay items (1) and (2), and shall then be used by Manager as directed by Owner. After disbursements as herein specified, any balance remaining at the end of each calendar quarter during the term of this Agreement shall be disbursed or transferred as generally or specifically directed in writing from time to time by Owner. Within (30) days after the end of each calendar year, Manager shall provide to Owner a written reconciliation of all funds collected and disbursed by Manager during the preceding calendar year, on a monthly and quarterly breakdown.

         (b) Owner agrees to provide sufficient working capital funds to Manager so that all amounts due and owing pursuant to the Budget approved by Owner or amounts otherwise approved by Owner and which are required to be paid by Manager (and for which Manager does not otherwise have available funds) may be promptly paid by Manager. Except in the case of an emergency, Manager shall give Owner at least ten (10) days prior written notice of Manager's need for such funds. As of the first day of each quarter of this Agreement, Manager will project the estimated cash requirements for such quarter.

     2.8 Tax Abatements and Condemnation. Manager shall, without extra charge or reimbursement, and upon the written request of Owner, retain, at Owner's expense, experts to perform services and render advice in the negotiation and prosecution of all claims for the abatement and reduction of taxes and assessments affecting the Property and for awards for taking by eminent domain affecting the Property, provided that (i) Manager obtains the prior written approval of all such experts from Owner, and (ii) all condemnation, assessment and taxation matters will be within the sole and exclusive control and direction of Owner. Manager shall, without extra charge or reimbursement, analyze materials and recommendations made by such experts and make recommendations to Owner.

     2.9 Coordination of Tenant Finish Work. Throughout the term of this Agreement, Manager shall use its best efforts, not as a general contractor, but in Manager's capacity as manager and operator of the Building, upon a lease being executed by Owner and the applicable tenant (but not before) to supervise, coordinate and expedite the completion of all tenant finish work with respect to each lease of space in the Building. Manager's duties and responsibilities in connection with the foregoing shall include (i) assisting in finalizing space plans and obtaining prices of materials and services related to the tenant finish work, (ii) assisting the tenant in the selection of tenant finish materials and in such other matters as the tenant may reasonably request and customarily performed by a building manager and (iii) coordinating planning and construction activities among the architect, contractor(s) and tenant in order to facilitate the prompt completion of all such activities while minimizing any disruption of normal building operations, as customarily performed by a building manager.

     2.10 General Duties. In addition to the duties more particularly described in this Article II, Manager shall be responsible for the implementation of any and all decisions of Owner, upon request in writing, and for initiating and taking such other actions (not inconsistent with this Agreement) in the management and administration of the Property so as to properly and efficiently operate the Property.

     2.11 Miscellaneous.

         (a) Records. Manager shall maintain complete and accurate books, records, and accounts of all costs and expenses incurred and all income and receipts received in connection with the operation of the Property. The books and records regarding the Property shall be kept in such manner and such detail as Owner shall reasonably require. All statements, receipts, invoices, checks, leases, contracts, worksheets, financial statements, books, and records, and all other instruments and documents relating to or arising from the operation or management of the Property shall be delivered by Manager to Owner upon termination of this Agreement for any reason. Manager shall have the right, however, as an expense of the Property, to make one copy of any such material. During the term of this Agreement, all such books and records, as well as all other books and records of Manager that relate to the Property, shall be available for inspection and audit by Owner at its expense at all reasonable times during normal business hours.

                  From time to time, upon request by Owner, Manager shall also prepare and submit to Owner the following: (1) a current inventory of Owner's equipment and personal property at the Property, and (2) a current rent roll of existing leases in the form approved by Owner. In addition, Manager shall furnish to Owner such other reports as Owner shall from time to time reasonably request in connection with the operation and management of the Property, and Manager shall prepare and submit to Owner at least sixty days prior to the commencement of each calendar year a leasing schedule in the form approved by Owner, showing proposed lease rates and concessions proposed to be granted at the Property and the projected leasing activity at the Property for the upcoming calendar year.

         (b) Monthly Reports. On or before the fifteenth (1 5th) day of each month during the term of this Agreement, Manager shall render to Owner an operating statement and a cash flow statement showing all items of income and expense for the Property (on an accrual basis, unless otherwise requested by Owner) for the preceding calendar month, and making comparison to the applicable Budget approved by Owner, together with tenant's sales information (to the extent available), check ledgers, general ledgers, bank statements and a monthly report of leasing activity of the Building, Docks, and any other rentable facilities (including identification of tenants, amount of space rented; rental rates, tenant improvements, tenant allowances and any other information reasonably deemed relevant by Owner).

         (c) Annual Report. Within sixty (60) days after the end of each calendar year, Manager shall deliver to Owner a statement of cash flow showing the results of operations for that calendar year or portion thereof during which the provisions of this Agreement were in effect, and any other information that may be necessary to file income tax returns or that may be required by any governmental authority.

         (d) Employees Returns Required by Law. Manager shall execute and file punctually when due all forms, reports, and returns required by laws relating to the employment ofpersonnel by Manager ofthe Property.

         (e) Compliance with Legal Requirements. Manager shall comply with the Owner's Directives with respect to the management and operation of the Property by Manager and with any deed of trust or mortgage affecting the Property that has been disclosed by Owner to Manager and with any and all federal, state, county and municipal orders, rules, regulations, statutes, ordinances, requirements, and laws affecting the
                  Property, and orders of the Board of Fire Underwriters or other similar bodies subject to the limitations contained in this Agreement in connection with the making of alterations and repairs; provided, however, that Manager's obligations and/or duties hereunder and the liability of Manager therefore shall be expressly limited hereby to the extent that the Owner provides sufficient funds for the satisfaction or discharge thereof or any expense to be incurred as a result thereof Manager shall not, however, take any such action as long as Owner is contesting (and has so notified Manager in writing), or has affirmed in writing its intention to contest and promptly institute proceedings contesting, any such order or requirement. Manager shall promptly, and in no event later than seventy-two (72) hours from the time of receipt, notify Owner of such orders and notices.

                                   ARTICLE III
                        RELATIONSHIP OF MANAGER TO OWNER

     3.1 Compensation for Management. The compensation that Manager shall be entitled to receive for services performed as Manager under this Agreement shall be a fee computed and payable monthly in arrears on the first day of each month commencing on the effective date of this Agreement, in an amount equal to 3.0 percent (3.0%) of "Gross Income" (as hereinafter defined) collected by Manager during such month.

          "Gross Income" shall mean the actual cash proceeds generated and received by Manager from the normal operations of the Property, excluding refundable deposits or advances made by Owner on behalf of tenants, and rental payments delineated in the applicable lease as being attributable to or being reimbursement or repayment for landlord advances and/or tenant improvements proceeds from insurance, condemnation refinancing or sale, or any other extraordinary or non-recurring event. Gross Income shall include tenant payments for common area maintenance costs and any proceeds received by Owner from rental insurance as compensation for lost rentals. Any rental payments made by the Tenant under the Restaurant and Rawbar subleases that is forwarded on to the City for rent due under the Master Lease (i.e. the percentage of Gross Sales due to the City) shall be excluded from Gross Income.

     3.2 Leasing Commission.

         (a) Subject to subsection (b) below, Owner agrees that if a lease of all or any part of the Building or any other commercial or office space at the Property excluding, without limitation, the routine operation of the dock slips is entered into by Owner during the term of this Agreement, Owner shall pay Manager a leasing commission in accordance with Exhibit A attached hereto and made a part hereof for all purposes; provided, however, the form and content of any such lease shall be satisfactory to Owner in its sole and absolute discretion, or the lease must otherwise be permitted under
                  Section 1 of this Agreement.

         (b) Manager shall not be entitled to any commission in the event of a termination of this Agreement as a result of a default by Manager under this Agreement, excepting such commission otherwise already due and payable or accrued prior to the occurrence of such event of default, which commission shall be payable, upon the same conditions and at the same times, as if this Agreement had not terminated.

         (c) Manager understands that this Section 3.2 relates to leases only and that Manager shall have no right to recover any commission or other fee hereunder relating to any sale of the Property or any portion thereof without prior written authorization and approval by Owner.


     3.3 Construction Supervisor; Additional Compensation. In addition to Manager's duties as set forth in paragraph 2.9 hereinabove, Owner retains Manager, from time to time to serve as construction supervisor, and Manager hereby agrees to serve as construction supervisor. It is expressly understood and agreed by Owner and Manager that Owner may determine, in its sole and absolute discretion, not to retain Manager as construction supervisor. It is further understood and agreed that, when Owner retains Manager to serve as construction supervisor, Manager, at Manager's own cost, may delegate all or part of its duties as construction supervisor to a third party (who shall be subject to Owner's prior approval, which approval shall not be unreasonably withheld or delayed).

           In consideration for performing services as construction supervisor Manager shall receive a construction supervisor fee ("CS Fee") equal to three percent (3%) of the total "Cost of Construction" (as such term is hereinafter defined). "Cost of Construction" shall be defined as the actual costs to Owner of all portions of the applicable project construed and accepted by deficiencies in the construction of the improvements caused by the errors, conflicts or omissions of Manager and, so long as the contract is not a time and materials contract, the contractor's overhead if shown as a separate line item in the contract). The funding of the improvements (i.e. the City of Miami, Florida or insurance proceeds). The CS Fee shall be payable by Owner to Manager as part of the draw process, and in proportion to the percentage of payments made by Owner for the total cost of the applicable work.

     3.4 Expense of Owner. All expenses incurred by Manager in performing its obligations pursuant to Article II shall be considered an operating expense to be borne by Owner, except as otherwise specifically provided in Article II or elsewhere herein and except that Owner shall not be obligated to reimburse Manager for office equipment or office supplies of Manager (unless used at the Property site), for any overhead expense of Manager incurred in its general offices, for any salaries of executive employees of Manager, for any salaries or wages allocable to time spent on projects other than the Property, or for any salaries, wages, and expenses for any personnel other than personnel located on at the Property Site and personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Property site or in specifically performing Manager's management duties hereunder, whether on or off the Property site, except Owner shall pay all reasonable travel and lodging expenses. The on-site manager at the Property and any other persons performing functions substantially similar to those of a resident manager, including but not limited to assistant managers, on-site bookkeepers, and on-site maintenance personnel, shall not be considered executive employees of the Manager. All payments to be made by Manager hereunder shall be reimbursed pursuant to Section 3.6 hereof. Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums, except out of funds held in any account maintained under Section 3.6, nor shall Manager be obligated to incur any liability or obligation for the account of Owner unless the necessary funds for the discharge thereof are in the Property's operating account or will be provided by Owner on a timely basis.

     3.5 Use and Maintenance of Premises. Manager agrees that it will not knowingly permit the use of the Property for any purpose that might void any policy of insurance held by Owner or Manager or that might render any loss thereunder uncollectible, or that would be in violation of any governmental restriction. It shall be the duty of Manager at all times during the term of this Agreement to operate and maintain the Property according to the highest standards achievable consistent with the approved plan of Owner. Manager shall use its best efforts to secure full compliance by tenants with the terms and conditions of their respective leases. Manager shall be expected to perform such other acts and deeds as are reasonable, necessary and/or proper in the discharge of its duties under this Agreement. It is expressly agreed that Manager's obligations and duties hereunder and the liability of Manager therefore shall be expressly limited hereby to the extent that Owner shall provide to Manager sufficient funds in a timely manner for the satisfaction or discharge of any such obligation or duties or any expense to be incurred as a result thereof but Manager shall only be discharged from Manager's obligations with respect to specific obligations for which Owner has failed to timely provide Manager with sufficient funds after notification from Manager of such circumstance.

     3.6 Separation of Owner's Monies. Manager shall establish and maintain, in bank or savings and loan association of Owner's choice and whose deposits are insured up to One Hundred Thousand Dollars ($100,000.00) by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, and in a manner to indicate the custodial nature thereof, a separate bank account for the deposit of the monies of Owner. Manager shall establish a trust account in the name of Manager and shall cause the account to be an interest bearing account of a type satisfactory to Owner (to the extent available). Manager shall also establish such other special bank accounts in the name of Manager as may be reasonably required by Owner. Funds may be withdrawn from all accounts upon the sole signature of Manager or Owner, except that (unless otherwise approved in writing by Owner) the signature of Owner shall also be required for all checks over Twenty-Five Thousand Dollars ($25,000), other than, so long as Manager is not in default under this Agreement, to purchase fuel, to pay insurance premiums, to pay Manager the monthly management fee due to Manager under this Agreement, and to pay other recurring, customary and usual services and to pay for previously Owner approved contracts or services.

     3.7 Term. This Agreement shall commence as of the date first set forth above and shall thereafter continue for a period equal to the Owner's tenure at the site from said commencement date.

         (a) Upon a sale of the Property by Owner to a third party, or the transfer of the Christoph Family Trust's interest in Owner to an unaffiliated third party or any other member of Owner, Owner or the purchaser of the Property may terminate this Agreement by giving Manager thirty (30) days prior written notice.

         (b) Upon the occurrence of any of the following: (i) criminal acts, acts or failure to act by Manager which knowingly cause any violation of any environmental law, statute or regulation,
                  (ii) any act of fraud or intentional misrepresentation of a material nature, or intentional misappropriation of funds by Manager, (iii) failure of Manager to act diligently in (aa) representing Owner relative to obtaining permits, approvals and addressing other governmental requirements, or
                  (bb) seeking and securing leases for space in the Building where Manager is acting as leasing agent, or (iv) the breach by Manager of any other material term, covenant or provision of this Agreement, and which in the case of (iii) or (iv) only, is not cured to Owner's reasonable satisfaction within thirty (30) days after written notice from Owner to Manager, or such longer period of time, not to exceed an additional sixty (60) days, as may be reasonably necessary to cure same, provided such additional time shall be available to cure defaults and avoid termination of this Agreement only if the breach or default complained of by Owner is curable, Manager has commenced appropriate curative action during said 30 days period, and Manager diligently and continuously pursues said curative action to completion. Notwithstanding any of the foregoing, there shall be no termination of this Agreement pursuant to items (i) or (ii) if a criminal act or misappropriation of funds is done by an employee who was hired in accordance with the requirements of Section 2.2, and who was properly supervised by Manager.

                  Within thirty (30) days after any termination of this Agreement, Manager shall deliver to Owner the report required by Section 2.11(b) for any period not covered by such report at the time of termination, the statement of cash flow required by Section 2.11(c) for the calendar year or portion thereof ending on the date of termination.

                  Upon termination of this Agreement under this Section 3.7, and except otherwise specified in this Section 3.7, Manager shall be entitled to receive any management fees, lease commissions or construction supervisory fees already accrued and due and payable to Manager under this Agreement to the date of such termination (the foregoing specifically excludes lease commissions and supervisory fees not payable until after Termination ) ("Accrued Fees"). No other compensation or fees shall be payable to Manager unless specifically stated in this Agreement.

     3.8 Assignment. Owner may assign its rights and obligations to any successor in title to the Property (i.e., its leasehold interest) and upon such assignment shall be relieved of all liability accruing after the effective date of such and the assignee assumes the obligations of Owner under this Agreement. Upon any such assignment by Owner, Manager shall have the right to terminate this Agreement under written notice to Owner or the successor thereof Manager shall not have the right to assign its rights and obligations hereunder, except to an entity which is controlled by Robert Christoph, Jr. and in which Robert Christoph, Jr. owns at least fifty percent (50%) interest, and only after written notice of such assignment has been given of the obligations or duties required to be kept or performed by it hereunder without the express prior written consent of Owner, except the Manager may delegate it obligations as construction supervisor to a licensed third-party construction supervisor approved by Owner, but Manager shall remain liable to Owner for the performance so delegated (any transfer of more that a fifty percent (50%) ownership interest in Manager, whether as a result of one transfer or a series of transfers, shall be deemed as assignment by Manager of its rights and obligations hereunder).

     3.9 Notice. All notices required or permitted by this Agreement shall be in writing and shall be sent by personal delivery or registered or certified mail, return receipt requested, or facsimile addresses:

     To Owner:

                    Bayshore Landing, LLC
                    300 Alton Road
                    Suite 303
                    Miami Beach, Florida 33139
                    Attn:    Mr. Robert Christoph, Jr.
                    Facsimile:   305-673-5995

     With a copy to:

                    HMG/Bayshore Landing, LLC
                    1870 S. Bayshore Dr.
                    Miami,FL 3313
                    Attn:    Larry Rothstein
                    Facsimile:   305-856-7342

     To Manager:

                    RCI Bayshore, Inc.
                    300 Alton Road
                    Suite 303
                    Miami Beach, Florida 33139
                    Attn:   Robert W. Christoph, Jr.
                    Facsimile:  305-673-5995

     Copy to:

                    Suzanne Aniaducci, Esq.
                    Bilzin Sumberg Baena Price & Axelrod LLP
                    200 South Biscayne Boulevard, Suite 2500
                    Miami, Florida 33131-5340
                    Facsimile: 305-351-2207

or to such other address as shall from time to time have been designated by written notice by either party given to the other party as herein provided.

     3.10 Security Deposits. Owner agrees to indemnify and hold harmless Manager and Manager's representatives, agents, officers, directors and employees for any loss or liability with respect to any use by Owner of tenants' security deposits that are actual delivered to Owner or disbursed at Owner's direction from any escrow account or other account controlled by Manager. Manager agrees to indemnify and hold harmless Owner and Owner's representatives, agents, officers, directors and employees for any loss or liability with respect to any use by Manager of tenants' security deposits received by Manager and not actually delivered by Manager to owner or disbursed pursuant to Owner's instructions.

                                   ARTICLE IV
                                     BUDGETS

     4.1 Budget. The term "Budget" shall mean a composite of (i) an operation budget, which shall be an estimate or receipts and expenditures for the operation of the Property during a calendar year, including a schedule of expected rentals from immovable property (excluding security deposits) for the period in question, a schedule of expected rentals from movable property for the period in question, and a schedule of expected special repairs and maintenance projects, and (ii) a capital budget, which shall be an estimate of capital replacement, substitutions of, and additions to the Property for a calendar year, including, without limitation, budgets for all its improvements proposed by Owner.

     4.2 Approval. Manager shall submit for Owner's approval no later than November 30th of each calendar year during the term of this Agreement, the Budget for the ensuing calendar year. The Budget shall be subject to review and approval in writing by Owner. In the event Owner disapproves the Budget, Owner and Manager shall jointly revise the Budget as soon as may be reasonably practicable. Until a new Budget is approved, Manager shall operate under the Budget approved for the prior calendar year, with the exception of expenses relating to taxes, insurance and utilities which shall be the actual cost thereof. The Budget shall reflect the schedule of monthly rents proposed for the new calendar year, and shall include the other information set forth in Section
4.1. The Budget shall also constitute a major control under which Manager shall operate, and notwithstanding any term, condition, or provision hereof to the contrary, no expenses (other than taxes, insurance and or utilities) may be incurred or commitments made by Manager in connection with the maintenance and operation of the Property that exceed the amounts allocated for the category of any such expense for the period in question in the approved Budget without the prior consent of Owner.

     4.3 Variances. In the event there shall be a variance between the results of operations of any month and the estimated results of operations for such months set forth in the Budget, such month a written explanation as to why such variance occurred. If substantial variances have occurred or are anticipated by Manager during the remainder of any calendar year, or if otherwise requested by Owner, Manager shall prepare and submit to Owner for its approval a revised Budget covering the remainder of the calendar year.

                                    ARTICLE V

                                     GENERAL

     5.1 Indemnification. (a) Manager hereby indemnifies and agrees to save Owner, its successors, assigns, employees, officers, directors, shareholders, partners and its affiliated corporations and their employees, officers, directors, shareholders and attorneys harmless from all liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, including, without limitation, attorneys' fees and costs of investigation, which may be imposed upon or incurred by or asserted against Owner or Owner's employees by third parties resulting from, incidental to, or in connection with
(a) the operation, maintenance, or use of the Property or arising from any activity at the Property, due to any act or omission which constitutes gross negligence or willful misconduct on the part of Manager or action by Manager which is beyond the scope of Manager's authority under this Agreement and/or any other approval or consent given by Owner to Manager and/or (b) the presence or alleged presence of hazardous or toxic substances or wastes on the Property which, in violation of any applicable law, regulation or ordinance, contaminate or first become present on the Property after the date of this Agreement and which presence or contamination is not a consequence of a condition existing as of the date of this Agreement but is caused by Manager or results from the negligence or intentional acts or omissions of Manager unless such act or omission was at Owner's written direction. In the event that any action or proceeding is brought against Owner by reason of any such claim, Manager shall, upon notice from Owner, and at Manager's sole cost and expense, retain competent legal counsel, which legal counsel shall be subject to approval by Owner in writing, and resist or defend any such action or proceeding. Manager shall not be required to indemnify Owner for any loss suffered by Owner as a result of actions taken by Manager if Owner has given prior written approval of such actions, unless the loss suffered by Owner results from the gross negligence or willful misconduct of Manager in its performance of such actions. Owner shall indemnify and save Manager, its permitted assigns, employees, officers, directors, shareholders and its affiliated corporations and their employees, officers, directors, shareholders and attorneys harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, attorneys' fees and costs of investigation, incurred by Manager or claimed against Manager, by any governmental agency or third party due to the presence or alleged presence of hazardous wastes or toxic substances or wastes, in violation of any applicable law, regulation or ordinance which presence existed on or before the date of this Agreement or after the date of this Agreement if such presence is the result of any gross negligence or willful misconduct on the part of Owner or any third party acting at Owner's direction. The provisions of this Section 5.1 shall survive any expiration or termination of this Agreement.

     5.2 Miscellaneous.

         (a) This Agreement shall constitute the entire agreement between the parties hereto and no modification thereof shall be effective unless made by supplemental agreement in writing executed by the parties hereto. Any prior written or verbal agreements and understandings are merged into, and are superseded by, this Agreement.

         (b) Neither this Agreement nor any part hereof nor any service, relationship, or other matter alluded to herein are intended for the benefit of any third party.

         (c) If anyone or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other application of such provisions shall not be affected thereby.

         (d) Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular, and any gender shall include all genders. Titles and captions herein shall not affect the construction of this Agreement.

         (e) This Agreement shall be governed by, and construed under and in accordance with the laws of the State of Florida, and Manager and Owner hereby agree that the exclusive forum for any dispute arising under this Agreement shall be a federal or state court situated in Florida.

         (f) In the event of any litigation between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs at all trial and appellate levels.

         (g)      Time is of the essence under this Agreement.

                                   ARTICLE VI
                            OTHER SPECIFIC PROVISIONS

     6.1 Representations and Warranties. Each of the parties represents to the other that (i) it is a corporation (or in the case of Owner, limited liability company) duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified to transact business in the State of Florida, (ii) it has duly executed and delivered this Agreement,
(iii) this Agreement is binding on itself and enforceable against itself in accordance with its terms, and (iv) no consent by any third party is required for the execution, delivery and performance of this Agreement by said party. Manager further represents and warrants to Owner that Manager, and all employees and agents of Manager, has, and at all times, shall maintain in good standing, all licenses, permits and approvals necessary for Manager's performance under this Agreement. Manager further represents and warrants to Owner that, in the performance of its duties, Manager shall comply with all federal, state and local laws, ordinances and regulations applicable to the Property and its operation of the Property pursuant to this Agreement.

                                   ARTICLE VII

                                APPROVAL BY OWNER

         Whenever Owner's approval is required under section 2.1, 2.3 or 2.4 of this Agreement (except for any lease of more than 10% of the Building), such approval shall be deemed given if Owner does not notify Manager that Owner disapproves within five (5) days after Owner receives two notices from Manager requesting such approval, provided such notices from Manager requesting such approval, provided such notices are (i) given at least seven (7) days, but no more than thirty (30) days, apart, accompanied by information sufficient for Owner to make its determination. A request by Owner for more information made within the time period for notice of disapproval shall be deemed a notice of disapproval from Owner, subject to reconsideration pending receipt by Owner of such additional information.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized representatives on the dates set forth below their respective signature lines, to be effective as of August 19, 2004.


Witnesses:                          MANAGER:

/s/ Marina Luybimova                RCI BAYSHORE INC., a Florida corporation
--------------------                By: /s/ Robert W. Christoph, Jr., President
Print Name: Marina Luybimova        -------------------------------------------

/s/ Elizabeth Marchena
----------------------
Print Name: Elizabeth Marchena

                                    OWNER:

                                    BAYSHORE LANDING, LLC, a Florida
                                    limited liability company

/s/ Marina Luybimova                By: /s/ Robert W. Christoph, Jr.
--------------------                --------------------------------
Print Name: Marina Luybimova        Robert W. Christoph, Jr., Manager

/s/ Elizabeth Marchena              By: /s/ Larry Rothstein
----------------------              -----------------------
Print Name: Elizabeth Marchena      Larry Rothstein, Manager

/s/ Suzan Amadecci
------------------
Shanne Amadecci

/s/ Marina Luybimova
--------------------
Marina Luybimova

STATE OF FLORIDA                            )
                                            :
COUNTY OF MIAMI-DADE                        )

The foregoing instrument was acknowledged before me this 20th day of August, 2004, by Robert W. Christoph, Jr., President of RCI BAYSHORE INC., a Florida corporation, on behalf of the corporation. He is personally known to me or who produced a Michigan driver's license as identification.

My Commission Expires: 4-19-07                   /s/ Elizabeth Marchena
                                                 ----------------------
                                                 NOTARY PUBLIC, State of Florida
                                                 Print Name: Elizabeth Marchena

STATE OF FLORIDA                            )    [NOTARY SEAL OMITTED]
                                            :
COUNTY OF MIAMI-DADE                        )

The foregoing instrument was acknowledged before me this 20th day of August, 2004, by Robert W. Christoph, Jr., Manager of BAYSHORE LANDING, LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or who produced a Florida driver's license as identification.

My Commission Expires: 4-19-07                   /s/ Elizabeth Marchena
                                                 ----------------------
                                                 NOTARY PUBLIC, State of Florida
                                                 Print Name: Elizabeth Marchena

STATE OF FLORIDA                            )    [NOTARY SEAL OMITTED]
                                            :
COUNTY OF MIAMI-DADE                        )

The foregoing instrument was acknowledged before me this 20th day of August, 2004, by Larry Rothstein, Manager of BAYSHORE LANDING, LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or who produced a Florida driver's license as identification.

My Commission Expires: 4-19-07                   /s/ Elizabeth Marchena
                                                 ----------------------
                                                 NOTARY PUBLIC, State of Florida
                                                 Print Name: Elizabeth Marchena

STATE OF FLORIDA                            )    [NOTARY SEAL OMITTED]
                                            :
COUNTY OF MIAMI-DADE                        )

                                   EXHIBIT "A"
                          SCHEDULE OF LEASE COMMISSION

A. LEASES:

         Commissions shall be payable in accordance with the following payment schedule and rates:

1.       Payment schedule of Commission:

         a) One-third (1/3) upon lease execution by such tenant of the leased premises.

         b) One-third (1/3) upon the actual occupancy and commencement of the term of the Lease (said payment shall not be due if the Lease terminates prior thereto because of a tenant default).

         c)   One-third   (1/3)   upon  the  12th  month   anniversary   of  the
              Commencement

         In the event a commission is based on percentage rent, the commission shall be paid annually within forty-five (45) days after percentage rate has been determined and received by Owner for each annual rental period under the applicable Lease, based on the Net Rent for that period.

2.       Rates:

         a) In all leases involving Manager as leasing agent, but not involving third -party brokers, five (5%) percent of the base Net Rent for the fixed term of the lease.

         b) In all leases involving Manager as leasing agent and also involving third-party brokers (not affiliated with Manager), eight (8%) (ofwhich at least three (3%) percent must be paid to a third party broker) of the base Net Rent for the fixed term of the lease. It is agreed and understood that Manager shall deliver to owner a written release in favor of Owner from said Brokers prior to receiving any commission hereunder.

         c) Manager shall not be entitled to receive any commission as a result of the existing sublease agreements with Bayshore Raw Bar, LLC or Bayshore Restaurant, LLC; however if either of these subleases are further assigned, transferred or subleased to an unrelated third party arranged by Manager, Manager shall be entitled to a commission.

B. TERMS AND CONDITION:

       The above payment schedule and rates are subject to the following terms and conditions:

1.       Term of More Than Twenty Years

         If a lease term (including any and all renewal and extension periods) is in excess of twenty (20) years, then no commission shall be paid for that period following the twentieth (20th) anniversary ofthe lease commencement date.

2.       Option(s) to Renew or Extend Lease or Option(s) to Expand Premises:

         If a lease for which a commission is payable hereunder contains an option(s) to renew or extend, and a lease term(s) is renewed or extended pursuant to such option, and the tenant commences payment of regularly scheduled monthly fixed base rental following the expiration of all rental abatement, then subject to paragraph B.1 above, Owner shall pay a leasing commission, with respect to the term of the extension, but not to exceed a term of twenty (20) years from the date of the extension, at a rate equal to the applicable rate specified in paragraph B.2 above reduced by an amount Owner must pay to any other broker in connection with the extension, and no other sums shall be owed with respect to such lease.

         If a lease for which a commission is payable hereunder contains an option(s) to expand, and a tenant occupies additional space pursuant to such option(s) and commences payment of regularly scheduled monthly base rental following the expiration of all rental abatement, then subject to paragraph B.1 hereof, Owner shall pay a leasing commission, with respect to the additional space, at a rate equal to the rate specified in paragraph B.2 above in respect of base Net Rent rental with respect to such additional space, less the exclusions referred to in paragraph 3 below.

3.       Exclusions in Calculating Net Rent:

         The following shall be excluded from gross rent under any lease in calculating Net Rent:

         a. Escalations in excess of the original base rent for each year, as stated in the lease, including without limitation, escalations resulting from increases in ad valorem/real estate taxes, in operating expense pass-throughs and/or in the Consumer Price Index or similar index resulting in a corresponding increase to the base rental (if applicable).

         b. Additional rentals for special tenant services above and over Owner's customary tenant services, or rental attributable to tenant improvements, repayment of tenant loans, or other advances or expenditures made by owner.

         c.       Cancellation or penalty payments for termination rights.

         d.       Rentals   payable  upon   continuation   of  a  tenancy  on  a
                  month-to-month   or  statutory  basis  or  any  other  tenancy
                  following the expiration or termination of the lease.

         e. Cash credits, payments deferments or abatements of rent or other concession items.

         f Security deposits (including any amounts necessary to restore any security deposit after application of same)

         g. Rent for services or facilities available to tenant at locations other than the demised premises covered by the lease.

4. No leasing commission shall be deemed earned or payable on the cancellable portion of a lease term. A commission shall be payable only on the noncancellable portion of the lease term, and such term shall apply for the purposes of calculating the commission earned and payable. In the event the lease is not cancelled, then an additional leasing commission shall be due for the remaining lease term.

The provisions hereof are subject to the terms and provisions of the Management and Leasing Agreement to which this Exhibit A is attached.